UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 20, 2007
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West 35th Street Chicago, IL 60616 (312) 567-4000	1750 Tysons Boulevard Suite 1300 McLean, VA 22102 (703) 918-4480

(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On June 25, 2007, Alion Science and Technology Corporation (the “Company”) announced the completion of its offer to exchange all of its outstanding 10 1/4% Senior Notes due 2015, which are not registered under the Securities Act of 1933, as amended (“Outstanding Notes”), for an equal principal amount of its 10 1/4% Senior Notes due 2015, which have been registered under the Securities Act of 1933, as amended (“Exchange Notes”). The exchange offer expired at 5:00 p.m., New York City time, on Friday, June 15, 2007.
$250.0 million aggregate principal amount of Outstanding Notes, representing 100.0% of the outstanding principal amount of Outstanding Notes, were tendered for exchange. The Company accepted all Outstanding Notes that were properly tendered for exchange. Following the closing, none of the Outstanding Notes remained outstanding. The exchange offer closed on June 20, 2007.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release dated June 25, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 25, 2007

ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ James C. Fontana
Name:	James C. Fontana
Title:	General Counsel

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